 Exhibit 2

James McCreary
H.B. Fuller Company
July 7, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table I:

Direct Ownership                        20600 Shares

Indirect Ownership                733.94 Shares                By 401(k) Plan

Table II:

Employee Stock Option                 12988 Shares @ $18.625/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 7, 2001
                                        expiring on December 7, 2010

Employee Stock Option                7684 Shares @ $25.95/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 January 17, 2003
                                        expiring January 17, 2012

Employee Stock Option                7022 Shares @ $27.90/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 9, 2003
                                        expiring on December 9, 2012